UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

Medasorb Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	98-0373793
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7 Deer Park Drive, Suite K
 Monmouth Junction, New Jersey 08852
 (Address of principal executive offices) (Zip Code)
________________________________________________

2006 LONG-TERM INCENTIVE PLAN
_______________________________

Al Kraus, Chief Executive Officer
Medasorb Technologies Corporation

7 Deer Park Drive, Suite K
 Monmouth Junction, New Jersey 08852
 (Name and address of agent for service)

(732) 329-8885
(Telephone number, including area code, of agent for service)

COPIES OF COMMUNICATIONS TO:
Eric M Stein, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities To be registered	Amount to be registered	Proposed Maximum Offering Price per share		Proposed Maximum Aggregate Offering price	Amount of Registration Fee (1)

Common Stock, par value, $.001 per share	40,000,000 (1)	$0.04	(2)	1,600,000 (2)	$62.88

(1)
This registration statement shall also cover any additional shares of our common stock which become issuable pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Bulletin Board on December 4, 2008, a date within five (5) trading days prior to the date of the filing of this Registration Statement.

PART I

INFORMATION REQURIED IN THE SECTION 10(a) PROSPECTUS

The document containing the information specified in Part I of Form S-8 will be sent or given to employees, officers, directors and consultants eligible to participate in the 2006 Long-Term Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions of Part I of Form S-8, such document will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. The document and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this Registration Statement the following documents and information filed by Medasorb Technologies Corporation (the “Registrant”) with the Commission.

(a)
The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 which contains the Registrant’s audited financial statements for such fiscal year, as filed with the Commission on  April 15, 2008 pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2008.

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 1, 2008.

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on August 8, 2008.

(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 30, 2008.

(f)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Commission on May 15, 2008.

(g)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Commission on August 19, 2008.

(h)	The Registrant’s Quarterly Report for Form 10-Q for the quarter ended September 30, 2008, as filed with the Commission on November 14, 2008.

(i)
In addition, the Registrant hereby incorporates by reference in this Registration Statement the description of the Registrant’s common stock, par value $.001 per share, contained in the Registrant’s Registration Statement on Form SB-2 as filed with the Commission on October 27, 2006 pursuant to Section 12 of the Securities Act, and any amendment or report filed with the Commission for the purpose of updating such description.

All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
5.1	Consent and Opinion of Anslow & Jaclin, LLP

10.1	2006 Long-Term Incentive Plan incorporated by reference to Exhibit 10.5 to the Form 8-K filed with the Commission on July 6, 2006.

10.2	Subscription Agreement dated June, 2008 incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Commission on July 1, 2008.

23.1	Consent of WithumSmith+Brown, A Professional Corporation

ITEM 9. UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Medasorb Technologies Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monmouth Junction, New Jersey, on this 17th day of December, 2008.

MEDASORB TECHNOLOGIES CORPORATION

By:	/s/ Al Kraus
Al Kraus Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Al Kraus	Chief Executive Officer (Principal	December 17, 2008
Al Kraus	Executive Officer) and Director

/s/ David Lamadrid	Chief Financial Officer (Principal	December 17, 2008
David Lamadrid	Accounting and Financial Officer)

/s/ William R. Miller	Chairman of the Board	December 17, 2008
William R. Miller

/s/ Joseph Rubin, Esq.	Director	December 17, 2008
Joseph Rubin, Esq.

/s/ Edward Jones	Director	December 17, 2008
Edward Jones, MD

/s/ James Gunton	Director	December 17, 2008
James Gunton

/s/ Phillip Chan	Director	December 17, 2008
Phillip Chan, MD